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                                                                Exhibit 10.18(c)


                   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT
                             AND EXCHANGE AGREEMENT

         This Second Amendment (the "Second Amendment") dated as of June 30, 1995, between Falcon Telecable, a California limited partnership (the "Company"), MONY Life Insurance Company of America and AUSA Life Insurance Company, Inc. (the "Noteholders").

         WHEREAS, by a Note Purchase and Exchange Agreement dated as of October 21, 1991, as heretofore amended (the "Agreement"), between the Company and The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, the Company issued its 11.56% Series A Subordinated Notes due March 31, 2001 and its 11.56% Series B Subordinated Notes due March 31, 2001 (collectively the "Notes"); and

         WHEREAS, the Noteholders are the holders of the entire outstanding principal amount of the Notes; and

         WHEREAS, the Company and the Noteholders wish to further amend the Agreement as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants set out herein, the parties hereto agree as follows:

         1. Definitions. Terms defined in the Agreement as amended hereby are used with the meaning so defined.

         2. Amendment of the Agreement. Effective upon the date hereof, Section
7.19 of the Agreement is amended so that the last paragraph thereof reads in its entirety as follows:

                  "Consolidated Cash Flow Plus Cash and Cash Equivalents to Consolidated Fixed Charges. As of the last day of each month commencing March 31, 1994, the sum of (a) the Consolidated Cash Flow for the period of twelve (12) consecutive months ended on such date plus (b) the lesser of (i) cash and Cash Equivalents owned by the Restricted Companies as of such date determined in accordance with GAAP on a Consolidated basis or (ii) $1,000,000 shall exceed the percentage of Consolidated Fixed Charges for such period indicated on the table below:
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
Date                                                   Percentage
----                                                   ----------
March 31, 1994 through                                    100%
February 28, 1995
March 31, 1995 through                                    80%
December 31, 1995
January 1, 1996 through                                   110%
December 31, 1998
January 1, 1998 and                                       105%
thereafter

         3. Representations and Warranties. In order to induce the Noteholders to enter into this Second Amendment, the Company represents and warrants, immediately before and after giving effect to the amendment set forth in Section 2, that no Default or Event of Default will exist.

         4. General. Except as amended hereby, the Agreement remains unchanged and, as amended hereby, the Agreement remains in full force and effect. The Company hereby reaffirms all of its obligations and undertakings under the Agreement, as amended hereby, and the Notes. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute an agreement, notwithstanding that all of the parties are not signatories on the same date or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Note Purchase and Exchange Agreement as of the Date first written above.

                                   FALCON TELECABLE, A CALIFORNIA
                                   LIMITED PARTNERSHIP

                                   By:      Falcon Telecable Investors Group
                                            a California Limited
                                            Partnership, a General Partner


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                              By:      Falcon Holding Group, Inc.
                                       a California corporation,
                                       a General Partner

                                       By:      /s/ Michael K. Menerey
                                                Michael K. Menerey
                                                Chief Financial Officer


                              AUSA LIFE INSURANCE COMPANY, INC.

                                       By:     /s/ Donald W. Chamberlain
                                       Title: Vice President


                              MONY LIFE INSURANCE COMPANY OF
                              AMERICA

                                       By: /s/ Peter W. Oliver
                                       Title: Authorized Agent


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